8000 Towers Crescent Drive	Contact Information Arne Dunhem Phone: (703) 918-2420 E-mail: info@arielway.com
Suite 1220
Vienna, VA 22182
(703) 918-2430
http://www.arielway.com

Ariel Way Signs Strategic Channel Program Agreement with Helius for
Digital Signage Networks

Vienna, VA, January 25, 2007 -- Ariel Way, Inc., (OTC Bulletin Board: AWYI) a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies, today announced that it has through its wholly-owned subsidiary Ariel Way Media, Inc. entered into a Strategic Channel Program Agreement with Helius, Inc. of Lindon, Utah for digital signage equipment and software. The agreement provides a framework for a strategic relationship between Helius and Ariel Way, who intends to actively utilize, promote, sell and support Helius products and solutions for Ariel Way’s planned digital signage network deployment. The agreement allows Ariel Way Media to purchase and resell Helius products at advantageous prices.

Mike Tippets, president and CEO of Helius, said, “Having the strategic agreement with Ariel Way Media may significantly enhance our market position for large digital signage networks, considering the scope of network deployment planned by Ariel Way Media within the USA and beyond. In turn, we are happy to play a pivotal role in such network deployment.”

Arne Dunhem, Ariel Way chairman, president, and CEO of Ariel Way said, “We are pleased to have this strategic agreement with Helius. They have demonstrated that they have products and software with performance that would satisfy our requirements. We are happy to have selected Helius for the deployment of our planned digital signage network across the USA. We are confident that the partnership will be beneficial to both companies.”

Helius products are key to Ariel Way Media’s strategic deployment with various future customers and of its planned digital signage network in the USA. In particular, the Helius hardware and software will make possible the delivery of a variety of content ranging from advertising, live news and weather, and infomercials to numerous digital displays in public venues. The associated Helius software will ensure accurate and on-time delivery to the digital displays in terms of time allotment and duration.

About Helius
Located in Lindon, Utah, Helius is dedicated to developing world-class IP broadcasting solutions for business. Our products provide an open application platform for the simple, secure, and reliable delivery of IP applications over satellite and local area networks. At Helius, we take pride in the unique challenges that exist in the markets we serve, enabling the creation of comprehensive digital signage, training, learning, and content distribution network solutions. Our solutions provide our customers with a comprehensive enterprise-wide data broadcast infrastructure. This infrastructure delivers corporate broadcasts, business television, and interactive distance learning and training programs, distributed digital signage initiatives that support advertising, brand enhancement, and customer satisfaction programs. In addition, our platform supports a host of applications such as content distribution, centralized management, security monitoring, video multicasting and video conferencing. More information about Helius can be found on the web at http://www.helius.com

About Ariel Way, Inc.
Ariel Way, Inc., a Florida corporation (“Ariel Way” or the “Company”), is a technology and services company for highly secure global communications, multimedia and digital signage solutions and technologies. The Company is focused on developing innovative and secure technologies, acquiring and growing profitable advanced technology companies and global communications service providers and creating strategic alliances with companies in complementary product lines and service industries.

More information about Ariel Way can be found on the web at http://www.arielway.com.

Forward-Looking Statements: Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements," which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the Company's Form 10-KSB for the fiscal year ended September 30, 2006 for a discussion of such risks, uncertainties and other factors. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. These forward- looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future.